Exhibit 99.1

ATN Reports Third-Quarter 2023 Results;

Reiterates 2023 Outlook;

Provides Preliminary Outlook for 2024

“First-to-Fiber” and “Glass & SteelTM” Strategies Drive Year Over Year Growth

•	Grew revenue 5% to $191.0 million
•	Increased total high-speed subscribers by 20%
•	Expanded broadband homes passed by high-speed data services by 52%
•	Capital expenditures were $37.2 million (net of $7.3 million of reimbursements)

Operating Income and Adjusted EBITDA Improvements Follow Subscriber and Revenue Growth

•	Net loss of $(3.6) million, or a $(0.31) loss per share; operating income increased to $6.8 million
•	Increased Adjusted EBITDA[1] by 10% to $47.8 million

Reiterates 2023 Outlook2

•	Adjusted EBITDA for the full year 2023 expected to be in the range of $183 to $193 million
•	Capital expenditures for the full year 2023 expected to be in the range of $160 to $170 million (net of reimbursements)

Provides Preliminary 2024 Outlook2

•	Adjusted EBITDA for the full year 2024 expected to be in the range of $200 to $208 million
•	Capital expenditures for the full year 2024 expected to be in the range of $120 to $130 million (net of reimbursements)

1 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

2 For the Company’s Adjusted EBITDA Guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA

Earnings Conference Call

•	Thursday, October 26, 2023, at 10:00 a.m. ET; web participant link:

https://edge.media-server.com/mmc/p/3yif2rqx/

Beverly, MA (October 25, 2023) – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the three and nine months ended September 30, 2023.

Remarks by Michael Prior, ATN CEO

“We continued to execute on our First-to-Fiber and Glass & SteelTM strategies in the third quarter, contributing to solid revenue growth of 5% across the enterprise,” said Michael Prior, Chief Executive Officer of ATN. “Operating income and Adjusted EBITDA also grew in the third quarter, reflecting the positive momentum of the capital investments in our markets, and we remain on track to achieve our 2023 guidance.

“In the third quarter, we achieved strong high-speed broadband subscriber growth of 20%. Additionally, our international markets saw a 13% annual increase in mobile subscribers,” Prior said. “Based on strong market tailwinds and our approach to maximizing the long-term value of our capital investments, we are excited about the prospects for growth and free cash flow expansion across ATN’s Caribbean operations.

"Domestically, we continue to expand our network reach to high-speed data subscribers and enterprise and government customers. At the same time, we are making progress on rationalizing legacy network and operating costs, with further reductions expected over the coming year. Our team won another $45 million in USDA grants to connect people in remote and rural areas to high-speed Internet, including a partnered project where a tribal entity is the direct award recipient. Grants such as these will fund further fiber network expansion in rural Alaska and the US southwest.

“As we move closer to the final year of our three-year schedule of investments, we are planning to come down the other side of the investment bell curve, positioning us to start to reap the benefits of our network investments more fully. These expected benefits include growth in our subscriber base, revenue, and operating margins alongside reduced capital expenditures, as reflected in our full-year 2024 preliminary outlook," Prior concluded.

Third Quarter 2023 Financial Results

Consolidated revenues were $191.0 million, up 5% versus $182.2 million in the year-ago quarter. This increase primarily reflects higher fixed and carrier services revenues, including those from the Sacred Wind acquisition, partially offset by lower legacy roaming and construction revenues.

Operating income rose to $6.8 million, from $1.4 million in the year-ago quarter. The year-over-year increase was primarily due to higher revenues, partially offset by an increase in operating and depreciation expenses from the Sacred Wind acquisition.

Net loss attributable to ATN stockholders was $(3.6) million, or a loss of $(0.31) per share, compared with a net loss attributable to ATN stockholders of $(2.8) million, or $(0.25) loss per share, in the year-ago quarter. The decrease in net income was due primarily to a $5.8 million increase in interest expense partially offset by a $5.4 million increase in operating income. In both periods, the loss per share calculation includes the impact of preferred dividends that are not included in the net loss calculation.

Adjusted EBITDA1 increased to $47.8 million, from $43.6 million in the year-ago quarter.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended September 30, 2023 and 2022
	2023	2022	2023	2022	2023	2022	2023	2022
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$93,878	$90,007	$97,158	$92,206	$-	$-	$191,036	$182,213
Mobility	27,791	26,482	946	2,356	-	-	28,737	28,838
Fixed	59,983	58,567	58,342	51,652	-	-	118,325	110,219
Carrier Services	3,441	3,220	32,319	31,360	-	-	35,760	34,580
Construction	-	-	2,038	3,332	-	-	2,038	3,332
All other	2,663	1,738	3,513	3,506	-	-	6,176	5,244

Operating Income (Loss)	$12,800	$13,360	$3,018	$716	$(8,981)	$(12,637)	$6,837	$1,439
EBITDA[2]	$27,394	$27,866	$25,300	$21,913	$(8,363)	$(11,791)	$44,331	$37,988
Adjusted EBITDA[1]	$27,502	$27,917	$26,861	$22,044	$(6,516)	$(6,405)	$47,847	$43,556
Capital Expenditures**	$18,744	$19,400	$18,445	$19,131	$-	$209	$37,189	$38,740

For Nine Months Ended September 30, 2023 and 2022
	2023	2022	2023	2022	2023	2022	2023	2022
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$276,267	$265,197	$286,983	$268,533	$-	$-	$563,250	$533,730
Mobility	80,754	75,022	3,081	6,036	-	-	83,835	81,058
Fixed	178,546	175,262	175,346	148,800	-	-	353,892	324,062
Carrier Services	11,011	10,042	95,978	96,102	-	-	106,989	106,144
Construction	-	-	3,648	8,615	-	-	3,648	8,615
All other	5,956	4,871	8,930	8,980	-	-	14,886	13,851

Operating Income (Loss)	$41,177	$36,889	$(3,719)	$(4,199)	$(27,547)	$(29,418)	$9,911	$3,272
EBITDA[2]	$84,807	$81,190	$67,126	$58,899	$(25,517)	$(26,652)	$126,416	$113,437
Adjusted EBITDA[1]	$85,089	$82,389	$72,443	$62,441	$(19,097)	$(17,440)	$138,435	$127,390
Capital Expenditures**	$57,610	$53,270	$69,030	$56,041	$-	$633	$126,640	$109,944

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

**Excludes government capital program amounts disbursed and amounts received.

ATN’s Strategic Plan and Key Performance Indicators

Investments to drive long-term growth and durable cash flow

To address the growing need for more bandwidth and reliable connectivity across all markets in which we operate, the Company continues to deploy capital in fiber and fiber-fed high-speed data solutions to increase the Company’s fiber footprint and grow broadband subscribers.

Operating Metrics

Operating Metrics
	2023	2023	2023	2022	2022	Q3 2023
	Q3	Q2	Q1	Q4	Q3	vs. Q3 2022
Broadband Homes Passed	746,600	746,800	736,300	728,900	613,600	22%
Broadband Homes Passed by HSD*	333,500	331,000	301,600	275,100	219,300	52%

Broadband Customers	214,800	217,100	216,900	210,300	205,200	5%
HSD* Broadband Customers	132,900	129,000	122,600	113,000	110,700	20%

Fiber Route Miles	11,575	11,561	11,099	10,545	9,756	19%

International Mobile Subscribers
Pre-Paid	346,100	340,200	328,800	322,000	301,800	15%
Post-Paid	56,100	58,900	56,900	55,700	54,200	4%
Total	402,200	399,100	385,700	377,700	356,000	13%

Blended Churn	3.76%	2.69%	2.81%	2.25%	3.02%

*HSD is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of September 30, 2023, was $73.1 million and total debt was $498.4 million, versus $77.8 million of cash, cash equivalents and restricted cash and $355.7 million of total debt at the end of the year-ago quarter.

Net cash provided by operating activities was $89.5 million for the nine months ended September 30, 2023, compared with net cash provided by operating activities of $79.0 million in the prior year period.

Capital expenditures were $126.6 million net of $14.3 million of reimbursable capital expenditures for the nine months ended September 30, 2023, versus $109.9 million, net of $4.0 million of reimbursable capital expenditures in the prior year period.

Quarterly Dividends and Stock Repurchases

Quarterly dividends ATN paid a quarterly dividend of $0.21 per share on October 6, 2023, on all common shares outstanding to stockholders of record as of September 30, 2023.

Stock repurchases of the Company’s common stock totaled $11.7 million in the first nine months of 2023.

Guidance and Outlook

The Company is continuing investments in its “Glass & Steel™” and “First-to-Fiber” market strategies. At the start of 2022, the Company set business targets to be achieved exiting 2024 following a three-year period of above-normal network investments. The Company is reiterating its 2023 outlook and providing preliminary guidance for the full year 2024 as network investments begin to return to more normalized levels and management continues its focus on increasing free cash flow and driving positive returns on its network investments.

Reiterates outlook for full year ending December 31, 2023:

Adjusted EBITDA[1]	$183 million to $193 million	Full year 2023
Capital Expenditures	$160 million to $170 million	Full year 2023

Provides preliminary outlook for full year ending December 31, 2024:

Adjusted EBITDA[1]	$200 million to $208 million	Full year 2024
Capital Expenditures	$120 million to $130 million	Full year 2024

For the Company’s full year 2023 and 2024 outlooks for Adjusted EBITDA, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA.

Conference Call Information

Call Date: Thursday, October 26, 2023
Call Time: 10:00 a.m. ET
Webcast Link: https://edge.media-server.com/mmc/p/3yif2rqx

Live Call Participant Link: https://register.vevent.com/register/BIdac10076c12d42508a2c85e814f53a36

Webcast Link Instructions
You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring expenses, one-time impairment or special charges, and the gain (loss) on disposition of assets. To more closely align with similar calculations presented by companies in its industry, beginning in the first quarter of 2023, the Company excluded non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA. Prior periods have been restated to conform to this definition change.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters’ ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, cash flows, network and operating costs, EBITDA, Adjusted EBITDA, Net Debt, Net Debt Ratio, and capital investments; demand for the Company’s services and industry trends; the Company’s liquidity; our expansion into growing markets; the expansion of the Company’s customer base; receipt of certain government grants and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (3) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (4) the Company’s ability to realize expansion plans for its fiber markets; (5) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (6) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (7) the Company’s continued access to capital and credit markets on terms it deems favorable; (8) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (9) the Company’s ability to successfully transition its US Telecom business away from wholesale mobility to other carrier and consumer-based services; (10) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (11) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact

Justin D. Benincasa	Ian Rhoades
Chief Financial Officer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors, Inc.
978-619-1300	ATNI@investorrelations.com

COMPANY CONFIDENTIAL

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	September 30,	December 31,
	2023	2022
Assets:
Cash and cash equivalents	$66,063	$54,660
Restricted cash	7,024	5,068
Customer receivable	6,702	5,803
Other current assets	187,576	164,157
Total current assets	267,365	229,688

Property, plant and equipment, net	1,069,433	1,055,954
Operating lease right-of-use assets	103,002	108,702
Customer receivable - long term	44,623	46,706
Goodwill and other intangible assets, net	176,443	185,794
Other assets	90,360	81,025
Total assets	$1,751,226	$1,707,869

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$21,278	$6,172
Current portion of customer receivable credit facility	6,727	6,073
Taxes payable	9,463	7,335
Current portion of lease liabilities	16,331	15,457
Other current liabilities	208,858	198,143
Total current liabilities	262,657	233,180

Long-term debt, net of current portion	$477,099	$415,727
Customer receivable credit facility, net of current portion	38,010	39,275
Deferred income taxes	19,198	28,650
Lease liabilities	80,260	83,319
Other long-term liabilities	133,102	138,420
Total liabilities	1,010,326	938,571

Redeemable non-controlling interests	95,787	92,468

Stockholders' equity:
Total ATN International, Inc.’s stockholders’ equity	545,754	580,814
Non-controlling interests	99,359	96,016
Total stockholders' equity	645,113	676,830
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,751,226	$1,707,869

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Nine Months Ended,
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Communications services	$184,601	$173,977	$547,484	$512,315
Construction	2,038	3,332	3,648	8,615
Other	4,397	4,904	12,118	12,800
Total revenue	191,036	182,213	563,250	533,730

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	80,367	78,949	237,125	229,821
Cost of construction revenue	2,031	3,321	3,635	8,640
Selling, general and administrative	60,792	56,387	184,055	167,879
Stock-based compensation	1,956	1,669	6,473	5,696
Transaction-related charges	45	3,416	496	4,381
Restructuring expenses	1,383	-	4,640	-
Depreciation	34,370	33,312	106,991	100,421
Amortization of intangibles from acquisitions	3,124	3,236	9,514	9,744
Loss on disposition of assets	132	484	410	3,876
Total operating expenses	184,200	180,774	553,339	530,458

Operating income	6,836	1,439	9,911	3,272

Other income (expense):
Interest expense, net	(11,309)	(5,475)	(30,338)	(13,066)
Other income	213	1,904	2,623	3,379
Other income (expense), net	(11,096)	(3,571)	(27,715)	(9,687)

Loss before income taxes	(4,260)	(2,132)	(17,804)	(6,415)
Income tax benefit	(542)	(360)	(6,369)	(1,378)

Net loss	(3,718)	(1,772)	(11,435)	(5,037)

Net (income) loss attributable to non-controlling interests, net	134	(1,011)	2,733	782

Net loss attributable to ATN International, Inc. stockholders	$(3,584)	$(2,783)	$(8,702)	$(4,255)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:

Basic and Diluted Net Loss	$(0.31)	$(0.25)	$(0.80)	$(0.49)

Weighted average common shares outstanding:
Basic	15,601	15,763	15,666	15,746
Diluted	15,601	15,763	15,666	15,746

COMPANY CONFIDENTIAL

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Nine Months Ended September 30,
	2023	2022
Net Loss	$(11,435)	$(5,037)
Depreciation	106,991	100,421
Amortization of intangibles from acquisitions	9,514	9,744
Provision for doubtful accounts	4,014	4,969
Amortization of debt discount and debt issuance costs	1,806	1,512
Loss on disposition of long-lived assets	410	3,876
Stock-based compensation	6,472	5,696
Deferred income taxes	(9,452)	(6,619)
Loss on pension settlement	369	1,725
Gain on equity investments	(2,752)	(5,617)
Increase (decrease) in customer receivable	1,185	(4,399)
Change in prepaid and accrued income taxes	3,602	8,369
Change in other operating assets and liabilities	(21,240)	(35,665)

Net cash provided by operating activities	89,484	78,975

Capital expenditures	(126,640)	(109,944)
Government capital programs:
Amounts disbursed	(14,261)	(4,015)
Amounts received	16,065	2,668
Proceeds from sale of investments	-	15,745
Spectrum deposit refund	-	1,136
Proceeds from disposiitions of long-lived assets	-	683
Purchases of strategic investments	(1,055)	(2,750)
Purchases and sales of businesses	1,314	1,835

Net cash used in investing activities	(124,577)	(94,642)

Dividends paid on common stock	(9,918)	(8,028)
Distributions to non-controlling interests	(1,447)	(1,375)
Business combination contingent consideration	-	(1,718)
Finance leases	(932)	(820)
Term loan - borrowings	130,000	711
Term loan - repayments	(3,532)	(953)
Payment of debt issuance costs	(3,708)	-
Revolving credit facilities – borrowings	126,893	68,000
Revolving credit facilities – repayments	(174,292)	(45,000)
Proceeds from customer receivable credit facility	4,300	12,225
Repayment of customer receivable credit facility	(4,998)	(3,543)
Purchases of common stock - stock-based compensation	(1,473)	(1,169)
Purchases of common stock - share repurchase plan	(11,679)	(942)
Repurchases of non-controlling interests, net	(762)	(4,609)

Net cash provided by financing activities	48,452	12,779

Net change in total cash, cash equivalents and restricted cash	13,359	(2,888)

Total cash, cash equivalents and restricted cash, beginning of period	59,728	80,697

Total cash, cash equivalents and restricted cash, end of period	$73,087	$77,809

Table 4
ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,818	$129	$-	$3,947
Consumer	23,973	817	-	24,790
Total	$27,791	$946	$-	$28,737

Fixed
Business	$18,016	$35,680	$-	$53,696
Consumer	41,967	22,662	-	64,629
Total	$59,983	$58,342	$-	$118,325

Carrier Services	$3,441	$32,319	$-	$35,760
Other	1,236	544	-	1,780

Total Communications Services	$92,451	$92,151	$-	$184,602

Construction	$-	$2,038	$-	$2,038

Managed services	$1,427	$2,969	$-	$4,396
Total Other	$1,427	$2,969	$-	$4,396

Total Revenue	$93,878	$97,158	$-	$191,036

Depreciation	$14,354	$19,398	$618	$34,370
Amortization of intangibles from acquisitions	$240	$2,884	$-	$3,124
Total operating expenses	$81,078	$94,140	$8,981	$184,199
Operating income (loss)	$12,800	$3,018	$(8,981)	$6,837
Net (income) loss attributable to non-controlling interests	$(1,794)	$1,928	$-	$134

Non GAAP measures:
EBITDA (2)	$27,394	$25,300	$(8,363)	$44,331
Adjusted EBITDA (1)	$27,502	$26,861	$(6,516)	$47,847

Balance Sheet Data (at September 30, 2023):
Cash, cash equivalents and restricted cash	$35,588	$31,677	$5,821	$73,086
Total current assets	115,888	143,280	8,197	267,365
Fixed assets, net	476,355	587,623	5,455	1,069,433
Total assets	671,285	996,413	83,528	1,751,226
Total current liabilities	82,178	148,351	32,127	262,656
Total debt, including current portion	63,210	285,843	149,326	498,379

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended September 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,706	$298	$-	$4,004
Consumer	22,776	2,058	-	24,834
Total	$26,482	$2,356	$-	$28,838

Fixed
Business	$18,578	$32,509	$-	$51,087
Consumer	39,989	19,143	-	59,132
Total	$58,567	$51,652	$-	$110,219

Carrier Services	$3,220	$31,360	$-	$34,580
Other	340	-	-	340

Total Communications Services	$88,609	$85,368	$-	$173,977

Construction	$-	$3,332	$-	$3,332

Managed services	$1,398	$3,506	$-	$4,904

Total Other	$1,398	$3,506	$-	$4,904

Total Revenue	$90,007	$92,206	$-	$182,213

Depreciation	$14,126	$18,341	$846	$33,313
Amortization of intangibles from acquisitions	$380	$2,856	$-	$3,236
Total operating expenses	$76,647	$91,490	$12,637	$180,774
Operating income (loss)	$13,360	$716	$(12,637)	$1,439
Net (income) loss attributable to non-controlling interests	$(2,391)	$1,380	$-	$(1,011)

Non GAAP measures:
EBITDA (2)	$27,866	$21,913	$(11,791)	$37,988
Adjusted EBITDA (1)	$27,917	$22,044	$(6,405)	$43,556

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

COMPANY CONFIDENTIAL

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the nine months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$11,484	$415	$-	$11,899
Consumer	69,270	2,666	-	71,936
Total	$80,754	$3,081	$-	$83,835

Fixed
Business	$52,602	$107,494	$-	$160,096
Consumer	125,944	67,852	-	193,796
Total	$178,546	$175,346	$-	$353,892

Carrier Services	$11,011	$95,978	$-	$106,989
Other	2,084	684	-	2,768

Total Communications Services	$272,395	$275,089	$-	$547,484

Construction	$-	$3,648	$-	$3,648

Managed services	$3,872	$8,246	$-	$12,118
Total Other	$3,872	$8,246	$-	$12,118

Total Revenue	$276,267	$286,983	$-	$563,250

Depreciation	$42,646	$62,315	$2,030	$106,991
Amortization of intangibles from acquisitions	$984	$8,530	$-	$9,514
Total operating expenses	$235,090	$290,702	$27,547	$553,339
Operating income (loss)	$41,177	$(3,719)	$(27,547)	$9,911
Net (income) loss attributable to non-controlling interests	$(5,650)	$8,383	$-	$2,733

Non GAAP measures:
EBITDA (2)	$84,807	$67,126	$(25,517)	$126,416
Adjusted EBITDA (1)	$85,089	$72,443	$(19,097)	$138,435

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the nine months ended September 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$10,997	$973	$-	$11,970
Consumer	64,025	5,063	-	69,088
Total	$75,022	$6,036	$-	$81,058

Fixed
Business	$52,827	$91,521	$-	$144,348
Consumer	122,435	57,279	-	179,714
Total	$175,262	$148,800	$-	$324,062

Carrier Services	$10,042	$96,102	$-	$106,144
Other	1,051	-	-	1,051

Total Communications Services	$261,377	$250,938	$-	$512,315

Construction	$-	$8,615	$-	$8,615

Managed services	$3,820	$8,980	$-	$12,800

Total Other	$3,820	$8,980	$-	$12,800

Total Revenue	$265,197	$268,533	$-	$533,730

Depreciation	$43,109	$54,546	$2,766	$100,421
Amortization of intangibles from acquisitions	$1,192	$8,552	$-	$9,744
Total operating expenses	$228,308	$272,732	$29,418	$530,458
Operating income (loss)	$36,889	$(4,199)	$(29,418)	$3,272
Net (income) loss attributable to non-controlling interests	$(4,830)	$5,612	$-	$782

Non GAAP measures:
EBITDA (2)	$81,190	$58,899	$(26,652)	$113,437
Adjusted EBITDA (1)	$82,389	$62,441	$(17,440)	$127,390

Balance Sheet Data (at December 31, 2022):
Cash, cash equivalents and restricted cash	$26,418	$26,375	$6,935	$59,728
Total current assets	105,324	116,038	8,326	229,688
Fixed assets, net	462,447	585,969	7,538	1,055,954
Total assets	643,664	980,543	83,662	1,707,869
Total current liabilities	86,738	119,756	26,686	233,180
Total debt, including current portion	59,659	263,240	99,000	421,899

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5
ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the three months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$12,800	$3,018	$(8,981)	$6,837
Depreciation expense	14,354	19,398	618	34,370
Amortization of intangibles from acquisitions	240	2,884	-	3,124
EBITDA	$27,394	$25,300	$(8,363)	$44,331

Stock-based compensation	130	23	1,802	1,955
Restructuring expenses	-	1,383	-	1,383
Transaction-related charges	-	-	45	45
(Gain) Loss on disposition of assets	(22)	155	-	133
ADJUSTED EBITDA	$27,502	$26,861	$(6,516)	$47,847

For the three months ended September 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$13,360	$716	$(12,637)	$1,439
Depreciation expense	14,126	18,341	846	33,313
Amortization of intangibles from acquisitions	380	2,856	-	3,236
EBITDA	$27,866	$21,913	$(11,791)	$37,988

Stock-based compensation	54	132	1,483	1,669
Transaction-related charges	-	212	3,203	3,415
(Gain) Loss on disposition of assets	(3)	(213)	700	484
ADJUSTED EBITDA	$27,917	$22,044	$(6,405)	$43,556

Table 5 (continued)

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the nine months ended September 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$41,177	$(3,719)	$(27,547)	$9,911
Depreciation expense	42,646	62,315	2,030	106,991
Amortization of intangibles from acquisitions	984	8,530	-	9,514
EBITDA	$84,807	$67,126	$(25,517)	$126,416

Stock-based compensation	307	109	6,057	6,473
Restructuring expenses	-	4,640	-	4,640
Transaction-related charges	-	133	363	496
(Gain) Loss on disposition of assets	(25)	435	-	410
ADJUSTED EBITDA	$85,089	$72,443	$(19,097)	$138,435

For the nine months ended September 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$36,889	$(4,199)	$(29,418)	3,272
Depreciation expense	43,109	54,546	2,766	100,421
Amortization of intangibles from acquisitions	1,192	8,552	-	9,744
EBITDA	$81,190	$58,899	$(26,652)	$113,437

Stock-based compensation	170	301	5,225	5,696
Transaction-related charges	-	1,094	3,287	4,381
(Gain) Loss on disposition of assets	1,029	2,147	700	3,876
ADJUSTED EBITDA	$82,389	$62,441	$(17,440)	$127,390

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	September 30,	December 31,
	2023	2022
Current portion of long-term debt *	$21,278	$6,172
Long-term debt, net of current portion *	477,099	415,727

Total debt	$498,377	$421,899

Less: Cash, cash equivalents and restricted cash	73,087	59,728

Net Debt	$425,290	$362,171

Adjusted EBITDA - for the four quarters ended	$183,734	$172,688

Net Debt Ratio	2.31	2.10

*  Excludes Customer receivable credit facility